UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 28, 2015 Date of report (Date of earliest event reported)

LifeLock, Inc. (Exact Name of Registrant as Specified in Charter)

Delaware	001-35671	56-2508977
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 East Rio Salado Parkway, Suite 400 Tempe, Arizona 85281 (Address of principal executive offices and zip code) (480) 682-5100 (Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into A Material Definitive Agreement.
In 2010, LifeLock, Inc. ("LifeLock") entered into a consent decree with the Federal Trade Commission ("FTC"). On July 21 2015, the FTC initiated a contempt action alleging that LifeLock had violated the consent decree. Federal Trade Commission v. LifeLock, Inc., et al., No. CV-10-00530-PHX-JJT (D. Ariz.).
On January 19, 2015 a putative class action, Napoleon Ebarle et al. v. LifeLock, Inc., No. 3:15-cv-258 (N.D. Cal.), was filed against LifeLock on behalf of all LifeLock members from September 1, 2010 to the present alleging that LifeLock misrepresented its services in various ways and failed to deliver certain promised services (the "Ebarle Class Action").
On October 28, 2015, LifeLock signed an offer of settlement that it negotiated with FTC staff to present to the FTC to resolve the contempt allegations. The offer remains subject to the FTC’s approval and entry by the court. On November 3, 2015, LifeLock signed an agreement to settle the Ebarle Class Action and release all of the class’s related claims. The Ebarle Class Action settlement remains subject to court approval. LifeLock has accrued $113 million in reserves, which it anticipates will settle both matters.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFELOCK, INC.
Date:	November 3, 2015	By:	/s/ Nicholas W. Robbins
Nicholas W. Robbins
Interim Chief Legal Officer and Secretary